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                                                                     EXHIBIT 4.8


                              CALL OPTION AGREEMENT

         This CALL OPTION AGREEMENT, dated as of the ___ day of August, 2001, (the "Agreement") is entered into by and among AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation (the "Company"), and the investors signatories hereto (individually, a "Holder," and collectively, the "Holders").

                                    RECITALS

         WHEREAS, the Company has previously issued certain Series A Convertible Preferred Stock (the "Series A Preferred Stock") and related Series A Warrants (the "Series A Warrants"), as to which 6,000,000 of said Series A Warrants were amended ("Amended Series A Warrants");

         WHEREAS, each of the Holders is a party to that certain Securities Purchase Agreement, dated as of the date hereof (the "Series B Securities Purchase Agreement") with the Company, providing, INTER ALIA, for the purchase by certain of the Holders of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") and Series B Warrants and the amendment of the Company's Restated Certificate of Incorporation to amend the terms of the Series A Preferred Stock held by certain other of the Holders and to designate the Series B Preferred Stock out of the Company's undesignated Preferred Stock;

         WHEREAS, in conjunction with the issuance of the Series B Preferred Shares and the Series B Warrants, the Company has further agreed to grant to the Holders certain Revenue Participation Notes, pursuant to which a portion of any royalty payments received by the Company under a certain Exclusive License Agreement dated January 27, 2000, as it may be amended from time to time between the Company and Abbott Laboratories (the "Exclusive License Agreement"), will be paid to the Holders, and Holders have agreed to grant to the Company the right to redeem or repurchase shares of the Series A Preferred Stock and Series B Preferred Stock and cancel and redeem the Series A Warrants and Series B Warrants, all as more fully described herein; and

         WHEREAS, the parties hereto desire to set forth certain matters to which they have agreed relating to the foregoing;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Company, each Holder, severally and not jointly, hereby agree as follows:

Section 1.        CERTAIN DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following respective meanings:

         "Charter Amendment" means the Amended and Restated Certificate of Incorporation filed pursuant to the Series B Securities Purchase Agreement.

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         "Holder" means each person signatory hereto who upon completion of the sale under the Securities Purchase Agreement shall be a holder of Preferred Stock, Warrants, and a Revenue Participation Note, and shall also include all successors and assigns of such person's interests therein.

         "Preferred Stock" means a collective reference to the Series A Preferred Stock and the Series B Preferred Stock.

         "Revenue Participation Note" means any of that series of Revenue Participation Notes issued by the Company pursuant to the Series B Securities Purchase Agreement, evidencing the right to receive certain royalty payments received by the Company under the Exclusive License Agreement.

         "Warrants" means a collective reference to the Series A Warrants and the Series B Warrants.

(b) Any other term capitalized herein and not defined herein shall have the meaning specified in the Revenue Participation Notes and the Series B Securities Purchase Agreement.

Section 2.        RIGHT TO CALL PREFERRED STOCK AND WARRANTS.

         (a) RIGHT TO CALL. Following any payment by the Company of a Fractional Amount to any Holder of a Revenue Participation Note, the Company shall have the right, but not the obligation, to (i) redeem such number of shares of such Holder's Preferred Stock, or the Preferred Stock then held by such Holder's predecessor in interest, as can be redeemed at the original purchase price thereof for an amount equal to one-fifth (1/5th) of the amount of such Fractional Amount paid to Holder and (ii) under the related Warrant, cancel the right to purchase 1000 shares of Common Stock for each share of Preferred Stock redeemed pursuant to clause (i) hereof, in exchange for a payment of $0.0125 per Warrant share.

         (b) PRIORITY. Redemptions under this Section (including redemptions in part) shall be made from the holders of Preferred Stock based upon the amount paid to each Holder (or such Holder's successor in interest) under the Revenue Participation Notes. However, all shares of Series A Preferred Stock subject to this Agreement must be redeemed prior to any redemption of the Series B Preferred Stock, and all Amended Series A Warrants must be cancelled hereunder before any Series B Warrants are cancelled.

         (c) NOTICE. Notice of any election to redeem Preferred Stock or cancel a Warrant shall be given by the Company to each holder to be redeemed at least 5 days prior to date on which it proposes to redeem the stock or cancel the Warrant (the "Redemption Date"). Notice shall be given to the holders of record at their respective addresses appearing on the books of the Company or given by such holder to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Redemption Date to which such notice relates, the number of shares of Preferred Stock to be

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redeemed or Warrants to be cancelled from all holders thereof and from such holder, and the date on which such holder's right to convert into Common
Stock pursuant to the Charter Amendment will terminate as to such shares. On the Redemption Date, each holder of shares of Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in the notice. If less than all the shares represented by any such surrendered certificate have been or are being redeemed, a new certificate shall be issued representing the unredeemed shares.

         (d) FUNDS AVAILABLE. Payments made to holders of the Revenue Participation Notes may be used to redeem shares of Preferred Stock only to the extent of funds legally available for redemption on any such Redemption Date. To the extent payments made to holders of Preferred Stock pursuant to Revenue Participation Notes exceed the amount of the funds legally available for redemption under applicable law, the payments may be used to redeem from among the holders of the Preferred Stock the number of shares of Preferred Stock having an aggregate redemption price as nearly equal as possible to the amount of the funds available therefor. For the purpose of determining whether funds are legally available for redemption of shares of Preferred Stock as provided herein, the Company shall value its assets at the highest amount reasonably permissible under applicable law.

         (e) RIGHTS CEASE. From and after the Redemption Date, and upon payment by the Company of the redemption price then, notwithstanding that the certificates evidencing any shares of Preferred Stock so called for redemption shall not have been surrendered, all rights of the holders thereof with respect to the shares so called for redemption shall forthwith after such date cease and terminate.

Section 3.        MISCELLANEOUS.

         (a) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in Section 10.1 of the Series B Securities Purchase Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by recognized national overnight courier service, or
(iv) sent by registered mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, on the next business day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         (b) ENTIRE AGREEMENT. This Agreement, together with the Securities Purchase Agreement and such other documents as are referred to therein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly


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set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         (c) AMENDMENTS. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written agreement of the Company; and Holders holding in the aggregate a majority of the Fractional Percentage held by all Holders of Revenue Participation Notes. No such waiver or consent, in either case, shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent, in either case, shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (d) ASSIGNMENT. This Agreement and any or all of the rights and obligations of a party hereunder may be assigned, delegated, sold, transferred or otherwise disposed of by any means, including by voluntary transfer, operation of law or otherwise, to any third person without the prior written consent of the other parties hereto. Any such assignment, however, shall only be effective if the assignor provides the Company with two business days' prior written notice of such assignment. The Company's right to redeem Preferred Stock or cancel the related Warrants shall survive each such assignment, whether or not the related Preferred Stock or Warrant are transferred together with any transfer of a Revenue Participation Note. Each party shall be responsible for the compliance by its affiliates with the terms and conditions of this Agreement.

         (e) BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         (f) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York except that the law of the State of Delaware shall be applicable with respect to corporate matters.

         (g) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect.

         (h) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.


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         (i) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (k) FURTHER ASSURANCES. In case any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Holders will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party.



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         IN WITNESS WHEREOF, the undersigned have executed this Call Option
Agreement as of this ___ day of August, 2001.

                                      AMERICAN BIOGENETIC SCIENCES, INC.


                                      By:
                                          --------------------------------------
                                          Name:    Josef C. Schoell
                                          Title:   President, COO and CFO

                                      HOLDERS:

                                      BIOTECHNOLOGY VALUE FUND, L.P.
                                      By: BVF PARTNERS L.P., its General Partner
                                          By: BVF, INC., its General Partner

                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

                                      BIOTECHNOLOGY VALUE FUND II, L.P.
                                      By: BVF PARTNERS L.P., its General Partner
                                          By: BVF, INC., its General Partner

                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

                                      INVESTMENT 10 L.L.C.
                                      By: BVF PARTNERS, L.P., its Investment
                                          Advisor
                                          By: BVF, INC., its General Partner

                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

                                      BVF INVESTMENTS, L.L.C.
                                      By: BVF PARTNERS, L.P., its Investment
                                          Advisor
                                          By: BVF, INC., its General Partner

                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

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